Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of LyondellBasell Industries N.V. of our report dated June 20, 2011 relating to the financial statements of Lyondell Chemical Company (Successor) and our report dated June 20, 2011 relating to the financial statements of Lyondell Chemical Company (Predecessor), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
June 22, 2011